                                                                     Exhibit 4.2

      THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR
ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE
DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH
ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.
THIS WARRANT IS ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH
HEREIN.

                             MARCO HI-TECH J.V. LTD.

                        WARRANT TO PURCHASE COMMON STOCK

      This certifies  that, for good and valuable  consideration,  MARCO HI-TECH
J.V., LTD., a New York  corporation  (the  "Company"),  grants to BROWN BROTHERS
HARRIMAN & CO or its assigns (the  "Warrantholder"),  the right to subscribe for and  purchase  from the Company  (subject to  adjustment  pursuant to Section 6)
validly  issued,  fully  paid and  nonassessable  shares in the amount set forth below (the "Warrant  Shares") of the Company's Common Stock, $.01 par value (the
"Common  Stock")  at a  purchase  price  per  share  of  $1,829.27  (subject  to adjustment  pursuant to Section 6) (the "Exercise Price"),  at any time and from time to time,  beginning  on the date of issuance of this  Warrant and ending at
5:00 PM  Eastern  time on the date  which is seven  (7)  years  from the date of issuance of this  Warrant  (the  "Expiration  Date" ), all subject to the terms, conditions and adjustments herein set forth.

      Number of Shares:       41

      Name of Warrantholder:  BROWN BROTHERS HARRIMAN & CO.

      1. DURATION AND EXERCISE OF WARRANT:  Limitation  on Exercise:  Payment of
Taxes.

      1.1 DURATION AND EXERCISE OF WARRANT.  Subject to the terms and conditions set  forth  herein,  this  Warrant  may be  exercised,  in whole or in part (but subject to the vesting provision in Section 1.1(c)), by the Warrantholder by:

      (a) the  surrender of this Warrant to the  Company,  with a duly  executed
Exercise Form  specifying the number of Warrant  Shares to be purchased,  during normal business hours on any Business Day prior to the Expiration  Date: and the delivery  of  payment  to the  Company;  (i) by  cash  or by  certified  or bank cashier's check, or (ii) by cancellation by the  Warrantholder of indebtedness of

                                        1

the Company to the Warrantholder under the Loan Facility,  in an amount equal to the Exercise  Price for the number of Warrant  Shares  specified in the Exercise
Form, or by a combination of  subsections  (i) and (ii). The Company agrees that such  Warrant  Shares shall be deemed to be issued to the  Warrantholder  as the record holder of such Warrant  Shares as of the close of business on the date on which this Warrant shall have been  surrendered and payment made for the Warrant
Shares as aforesaid (or as provided in Section 1.2 below).

      (b) The Warrantholder's right to exercise this Warrant shall vest as follows:

      Number of Warrant Shares          Vesting Date
      ------------------------          ------------

           14                           Fully vested
           14                           January 15, 2000
           13                           January 15, 2001

In the event that the Warrantholder terminates the Loan Facility "without cause"
prior to  January  15,  2001,  the  unvested  portion of this  Warrant  shall be forfeited.  Such a forfeiture  shall not, under any  circumstances,  invalidate, modify  or  otherwise  adversely  affect  that  portion  of this  Warrant  which theretofore  has vested.  For purposes of this Section  1.1(b),  "without cause"
shall mean a termination of the Loan Facility by the Warrantholder, and a demand by the Warrantholder  for payment in full thereon,  for reasons other than (i) a default by the  Company  under the Loan  Facility,  or (ii) a  material  adverse change  in  the  financial  condition  of  the  Company  as  determined  by  the
Warrantholder.  With  the  exception  of  the  foregoing,  there  are  no  other conditions or limitations on the vesting of this Warrant or the  Warrantholder's rights to exercise this Warrant for the full amount of the Warrant Shares.

      (c)  Notwithstanding  anything to the contrary herein,  the Vesting Period shall automatically  accelerate,  and this Warrant shall be fully vested, in the
Warrantholder  upon the first to occur of any of the  following  events prior to the expiration of the Vesting Period:

      (i)   A merger or consolidation of the Company in which the Company is not the surviving corporation;

      (ii)  a sale of all or substantially all of the assets of the Company;

      (iii) an initial public  offering by the Company or any of its Securities;
or

      (iv)  the repayment of all or substantially all of the Loan Facility for a reason  other  than a  termination  of the Loan  Facility  by the  Warrantholder
"without cause".

      1.2   CONVERSION RIGHT.

      (a)   in lieu of the  payment of the  Exercise  Price,  the  Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant,  in whole or in part, into shares of Common Stock (the "Conversion

                                       2

Right") as provided  for in this Section 1.2.  Upon  exercise of the  Conversion
Right,  the Company shall deliver to the  Warrantholder  (without payment by the
Warrantholder  of  any  of the  Exercise  Price;  provided,  however,  that  the
Warrantholder  shall be  required  to pay the par value for any shares of common stock so delivered)  that number of shares of common stock equal to the quotient obtained by dividing  (i) the value of this  Warrant at the time the  Conversion
Right is exercised  (determined by subtracting  the aggregate  Exercise Price in effect  immediately  prior to the  exercise  of the  Conversion  Right  from the aggregate  Fair  Market  Value  for the  shares of Common  Stock  issuable  upon exercise of this Warrant  immediately  prior to the  exercise of the  Conversion
Right) by (ii) the Fair Market  Value of one share of Common  Stock  immediately prior to the exercise of the Conversion Right.

     (b) The  Conversion  Right may be  exercised  by the  Warrantholder  on any
Business  Day  prior  to  the  Expiration   Date  by  delivering   this  Warrant
Certificate,  with a duly  executed  Exercise Form with the  conversion  section completed to the Company,  exercising the Conversion  right and specifying  .the total number of shares of Common Stock the Warrantholder will be issued pursuant to such conversion.

     (c) Fair Market Value of a share of Common  Stock as of a  particular  date
(the "Determination Date") shall mean:

     (i) If the Common Stock is listed on a national  Securities  exchange,  the
Fair Market Value shall be the average of the last ten "daily  sales  prices" of the Common Stock on the national  Securities  exchange on which the Common Stock is listed or  admitted  for trading on the last ten  Business  Days prior to the
Determination  Date, or if not listed or traded on any such  exchange,  then the
Fair Market Value shall be the average of the last ten "daily  sales  prices" of the Common  Stock on the  National  Market or Small Cap  Market of the  National
Association of Securities  Dealers Automated  Quotations System (NASDAQ") on the
last ten (10) business days prior to the  Determination  Date.  The "daily sales price" shall be the closing price of the Common Stock at the end of each day; or

     (ii) If the Common  Stock is not so listed or admitted to unlisted  trading privileges  or if no such sales is made on at least nine of such days,  then the
Fair  Market  Value  shall be the "Fair  Value" (as  defined in Section  10) per
Share.

     Where the term "Fair Market Value" is used in reference to Securities other than Common Stock (as is the case in Section  6.2(f)),  all  reference to Common
Stock in this Section 1.2 (c) shall be read to mean such Securities.

     1.3  LIMITATIONS  ON  EXERCISE.  Notwithstanding  anything to the  contrary herein,  this Warrant may be exercised  only upon the delivery to the Company of the duly executed Exercise Form.

                                       3

      1.4   WARRANT SHARES  CERTIFICATE. A Stock certificate or certificates for the Warrant  Shares  specified  in the  Exercise  Form shall be delivered to the
Warrantholder  within 10 Business  Days after  receipt of the Exercise  Form and receipt  of  payment  of the  purchase  price  if the  Conversion  Right  is not exercised.  If this Warrant shall have been  exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the  Warrantholder  a new  Warrant  evidencing  the  rights to  purchase  the remaining  Warrant  Shares,  which new  Warrant  shall in all other  respects be identical with this Warrant.

     1.5 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made  without  charge to the  Warrantholder  for any stock  transfer or other issuance tax in respect thereto; PROVIDED, HOWEVER, that the Warrantholder shall be  required  to pay any and all taxes  which may be  payable  in respect of any transfer  involved in the  issuance and  delivery of any  certificate  in a name other  than  that of then  Warrantholder  as  reflected  upon  the  books of the
Company.

      1.6   DIVISIBILITY OF WARRANT; TRANSFER OF WARRANT.

     (a) Subject to the  provisions  of this  Section  1.6,  this Warrant may be divided upon surrender at the principle office of the Company, without charge to any  Warrantholder.  Upon such  division,  this Warrants may be  transferred  of
record  as  the  then   Warrantholder   may  specify   without  charge  to  such
Warrantholder (other than any applicable taxes.) In addition,  the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity.

     (b) Upon surrender of this Warrant to the Company with a duly executed Form of Assignment  and funds  sufficient to pay any transfer tax, the Company shall, without  charge,  execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee  named in such Form.  of  Assignment,  and this Warrant shall promptly be canceled.  The term "Warrant" as used in this Agreement  shall be deemed to include any Warrants  issued in  substitution  or exchange for this
Warrant.

      2.  RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.

     Except as otherwise  permitted  by this Section 2, each Warrant  shall (and each Warrant issued upon direct or indirect  transfer or in substitution for any
Warrant  pursuant  to Section  1.6 or  Section 4 shall) be stamped or  otherwise imprinted with a legend in substantially the following form:

     THIS WARRANT AND ANY SECURITIES  ACQUIRED UPON THE EXERCISE OF THIS WARRANT
HAVE NOT BEEN REGISTERED  UNDER THE SECURI'11ES ACT OF 1933, AS AMENDED,  OR ANY
STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE
OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO
AN EFFECTIVE  REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION
FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                                        4

      Except as otherwise  permitted  by this Section 2, each stock  certificate for  Warrant  Shares  issued  upon the  exercise  of any  Warrant and each stock certificate  issued  upon the direct or indirect  transfer  of any such  Warrant
Shares shall be stamped or otherwise  imprinted  with a legend in  substantially the following form:

      THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED,  OR ANY STATE  SECURITIES LAWS AND
NEITHER  THE  SECURITIES  NOR  ANY  INTEREST  THEREIN  MAY  BE  OFFERED,   SOLD,
TRANSFERRED,  PLEDGED OR OTHERWISE  DISPOSED OF EXCEPT  PURSUANT TO AN EFFECTIVE
REGISTRATION  STATEMENT  UNDER  SUCH  ACT OR  SUCH  LAWS  OR AN  EXEMPTION  FROM
REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock  certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have  been  registered  for  resale  under  the  Securities  Act;  or  (ii)  the
Warrantholder  has delivered to the Company an opinion of legal  counsel,  which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel,  to the effect that such registration is not required  with respect to such Warrant or such Warrant  Shares,  as the case may be.

      3. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY.

      The Company represents, warrants, covenants and agrees as follows:

     (a) All Warrant  Shares  which are issued upon the exercise of this Warrant will,  upon issuance,  be validly  issued,  fully paid, and  nonassessable,  not subject  to any  preemptive  rights,  and free from all taxes,  liens,  security interests,  charges,  and other  encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring  contemporaneously  with such issue.

     (b) During the period  within  which this  Warrant  may be  exercised,  the
Company will at all times have authorized and reserved,  and will keep available free from preemptive  rights,  a sufficient  number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     (c) During the period  within  which this  Warrant  may be  exercised,  the
Company will not take any action that would cause the Exercise  Price to be less than the par value of the Warrant Shares.

     (d) During the period  within  which this  Warrant  may be  exercised,  the
Company will deliver to the  Warrantholder  (i) within 120 days after the end of each  fiscal  year  of the  Company,  the  Company's  annual  audited  financial statements  and  (ii) as  soon as  practicable  after  the end of each  calendar quarter,  and in any event within  forty-five (45) days  thereafter,  management

                                        5

prepared  financial  statements of the Company.  This covenant shall survive the exercise of this  Warrant,  but shall expire upon the Company's  initial  public offering.

      (e) The Company has been duly  incorporated  and  organized and is validly existing as a corporation  in good  standing  under the laws of the State of New
York and has, as of the date hereof, all requisite corporate power and authority to own its  properties and conduct its business as presently  conducted,  and to execute and deliver this Warrant and Warrant Shares and the Registration  Rights
Agreement.  The  Company  is duly  qualified  as a foreign  corporation  for the transaction of business, and is in good standing,  under the laws of each of the jurisdiction in which the Company  conducts any business,  so as to require such qualification,  other  than  where the  failure  to be so  qualified  or in good standing will not have a material adverse effect on the Company. Attached hereto as  Schedule  5(e),  are  correct  and  complete  copies of the  Certificate  of
Incorporation,  Bylaws and Stockholders'  Agreement of the Company, in each case as in effect on this date.

      (f) The authorized  Capital Stock of the Company consists of 30,000 shares of Common  Stock,  $.01 par value per share (of which 41 shares are reserved and available upon the exercise of this Warrants and the other options issued by the
Company as set forth in Schedule 3(f) hereto).

      As of the date  hereof,  4,000  shares of  Common  Stock  are  issued  and outstanding.  All such  issued and  outstanding  shares of Capital  Stock of the
Company have been duly authorized, validly issued and outstanding, and are fully paid and  nonassessable.  Schedule  3(f) sets  forth:  (i) a list of all  record owners of shares of  Capital  Stock of the  Company,  and the number and kind of shares of  Capital  Stock  held by each such  record  owner;  (ii) a list of all record owners of options, warrants or other rights to purchase or acquire shares of Capital Stock of the Company,  and the number of options and warrants held by each such record owner,  (iii) a list of all voting trusts,  voting  agreements, proxies or other agreements,  instruments or understandings  with respect to the voting of the Capital Stock of the Company to which the Company is a party,  and
(iv) a list of all agreements or understandings granting to any Person any right to cause the Company to effect the registration  under the Securities Act of any shares of its Capital  Stock.  Except as set forth in Schedule 3(f) there are no other  agreements,  commitments  or  obligations  to issue  Capital Stock of the
Company,  or options,  warrants or other  rights to purchase or acquire  Capital
Stock of the Company.

      (g) The Company has taken all corporate action necessary to authorize its execution and delivery of this Warrant, the Registration Rights Agreement and the Co-Sale Agreement and its performance of its obligations thereunder. Both this Warrant and the Registration Rights Agreement have been executed and delivered by an officer of the Company in accordance with such authorization.
The Warrant, Registration Rights Agreement and Co-Sale Agreement constitute the valid and binding obligation of the Company, enforceable by the Warrantholder against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting enforcement of creditors' rights generally.

     (h) The execution and delivery of this Warrant and the Registration  Rights
Agreement by the Company and the  Warrantholder,  and the  issuance  sale of the
Warrant Shares,  will not result in a breach or violation of any of the terms or

                                       6

provisions of or constitute a default under. the Certificate of Incorporation or
By-laws of the Company, any indenture,  mortgage,  deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the
Company  is  bound,  any  statute  or law of  which  the  Company  or any of its properties  are  subject,  or any  order,  rule or  regulation  of any  court or governmental  agency or body having  jurisdiction over the Company or any of its properties.  Except  as set  forth  in  SCHEDULE  3(h),  no  consent,  approval, authorization,  order, registration, or qualification of or with any such court, governmental  agency,  or person or entity,  is required for the  execution  and delivery, or the performance by the Company, of this Warrant or the Registration
Rights Agreement.

     (i) Neither the  execution  of this Warrant nor the issuance of the Warrant
Shares will  violate or cause to be effective  any  preemptive  right,  right of first  refusal,  anti-dilution  right or  similar  right of any person or entity unless same have been duly waived.

     (j) The  execution  and delivery of this  Warrant,  and/or the issuance and sale of the Warrant  Shares will not result in any  adjustment to the conversion price or  exercise  price of, or  number of shares of the  Capital  Stock of the
Company issuable under, any shares of the Company's Capital Stock or Convertible
Securities.

     (k) There are no restrictions on the transferability of this Warrant or the
Warrant  Shares  except as imposed by  applicable  federal and state  Securities laws.

     (1) There are no  agreements  or  understandings  granting to any person or entity any right to cause the Company to effect the  registration  of any shares of its Capital Stock under the 1933  Securities Act other than the  Registration
Rights  Agreement.  The  Company  is not a  party  to any  agreement  containing provisions or granting  registration  rights other than the rights granted by it to the Holders in the Registration Rights Agreement.

     (m) The  Company  shall not by any action  including,  without  limitation, amending  its  Certificate  of  Incorporation  or  through  any  reorganization, transfer  of  assets,  consolidation,  merger,  dissolution,  issue  or  sale of
Securities  or any  other  action,  avoid or seek to  avoid  the  observance  or performance  of any of the terms of this Warrant,  but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions  as may be  necessary  or  appropriate  to  protect  the  rights  of the
Warrantholder  against  impairment.  Without  limiting  the  generality  of  the foregoing,  the  Company  will (i) take all  such  action  as may be  reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable  shares of Common  Stock,  free and  clear of any  liens,  claims, encumbrances and  restrictions  (other than as provided herein upon the exercise
of  this   Warrant;   and  (ii)  use  its  best   efforts  to  obtain  all  such
authorizations,  exemptions or consents from any public  regulatory  body having jurisdiction  thereof as may be  reasonably  necessary  to enable the Company to perform its obligations under this Warrant.

     (n)  The  issuance  of this  Warrant  is  exempt  from  registration  under applicable federal and state Securities laws.

                                        7

      4. LOSS OR DESTRUCTION OF WARRANT.

      Subject to the terms and conditions hereof, upon receipt by the Company of evidence  reasonably  satisfactorily  to it of the loss,  theft,  destruction or mutilation of this Warrant and, in the case of loss, theft or destruction,  upon delivery of such bond or indemnification as the Company may reasonably  require, and, in the case of such  mutilation,  upon surrender and  cancellation  of this
Warrant,  the Company  will  execute and deliver a new Warrant of like tenor and terms.

      5. OWNERSHIP OF WARRANT.

      The  Company  may deem and treat the person in whose name this  Warrant is registered  as the holder and owner  hereof  (notwithstanding  any  notations of ownership  or writing  hereon  made by anyone  other than the  Company)  for all purposes  and  shall  not be  affected  by any  notice  to the  contrary,  until presentation of this Warrant for registration of transfer.

      6.  ADJUSTMENTS TO THE WARRANT AND THE WARRANT SHARES.

      6.1  ADJUSTMENT  OF NUMBER  OF SHARES  PURCHASEABLE  AND  EXERCISE  PRICE.
Subject to the  provisions of this Section 6, the Exercise  Price and the number and type of shares of Common Stock  issuable upon exercise of this Warrant shall be subject to adjustment at any time prior to the Expiration Date.

      (a)  ADJUSTMENT OF EXERCISE  PRICE.  In the event the Company shall issue, sell,  or  distribute  any shares of Common  Stock  (including  any Common Stock deemed  issued under 6.2(a) but  excluding any Common Stock issued under Section
6.2(b)) for a consideration per share less than the greater of: (i) the Exercise
Price in effect  immediately prior to such issuance,  sale, or distribution;  or
(ii) the Fair Market Value of Common Stock,  as  determined  pursuant to Section
1.2(c),  in effect  immediately  prior to the time of such issue or sale,  then, forthwith  upon such issue or sale,  the Exercise  Price shall be reduced to the lower of the prices calculated by:

            (i)  dividing  (A) an amount  equal to the sum of (x) the  number of shares of  Common  Stock  outstanding  immediately  prior to such  issue or sale multiplied  by  the  then  existing  Exercise  Price,  plus  (y)  the  aggregate consideration,  if any,  received by the Company upon such issue or sale, by (B)
the total number of shares of Common Stock  outstanding  immediately  after such issue or sale; and

           (ii)  multiplying the then existing Exercise Price by a fraction, the numerator  of which is the sum of (x) the  number  of  shares  of  Common  Stock outstanding  immediately  prior  to such  issue or sale  multiplied  by the Fair
Market Value per share of Common Stock  immediately prior to such issue or sale, plus (y) the cash consideration received by the Company upon such issue or sale, and the  denominator  of which is the total  number of shares.  of Common  Stock outstanding immediately after such issue or sale times the Fair Market Value per share of Common Stock immediately prior to such issue or sale.

                                        8

For purposes of this  subsection (a), the date as of which the Fair Market Value per share of Common Stock shall be computed shall be the earlier of the dates on which the Company  shall have (i) entered into a fine  contract for the issuance of such shares or (ii) issued such shares.

      (b) ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE. Upon any adjustment of the
Exercise  Price  as  provided  in  this  Section  6.1  or in  Section  6.2,  the
Warrantholder  shall  thereafter be entitled to purchase,  at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (rounded up to the nearest whole share obtained by multiplying  the Exercise Price in effect immediately  prior to such  adjustment  by the number of shares of Common  Stock purchasable  hereunder  immediately  prior to such  adjustment  and dividing the product thereof by- the Exercise Price resulting from such adjustment.

      (c) MINIMUM ADJUSTMENT.  In the event any adjustment of the Exercise Price pursuant to this  Section  shall result in an  adjustment  of less than $.01 per share of Common Stock,  no such  adjustment  shall be made,  but any such lesser adjustment  shall be carried  forward and shall be made at the time and together with the next  subsequent  adjustment  which,  together  with any  adjustment so carried  forward,  shall  amount  to $.01 or more  per  share of  Common  Stock;
provided,  however, upon any adjustment of the Exercise Price resulting from (i)
the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible  Securities;
or (ii) the  reclassification be subdivision,  combination or otherwise,  of the
Common Stock into a greater or smaller number of shares, the foregoing figure of
$.01 per  share  (or such  figure  as last  adjusted)  shall be  proportionately adjusted and PROVIDED,  FURTHER,  upon the exercise of this Warrant, the Company shall make all necessary  adjustments (to the nearest cent) not theretofore made to the Exercise  Price up to and  including  the date upon which this Warrant is exercised.

      6.2 PROVISIONS APPLICABLE TO SECTION 6.1. For purposes of Section 6.1, the following subsections (a) through (j), inclusive, shall be applicable:

      (a) OPTIONS, OTHER RIGHTS OR CONVERTIBLE SECURITIES.

      (1)  ISSUANCE.  In case at any time the Company  shall in any manner grant
(whether  directly or by  assumption  in a merger or  otherwise)  any options or
Securities, or shall in any manner issue or sell Convertible Securities, whether or not such  rights or  options  or  rights  to  convert  or  exchange  any such
Convertible  Securities are immediately  exercisable,  and the consideration per share (as determined  under subsection 6.2 (f)) for which shares of Common Stock are issuable  upon the exercise of such rights or options or upon  conversion or exchange  of such  Convertible  Securities  shall be less than (i) the  Exercise
Price in effect  immediately prior to the time of the granting of such rights or options or such Convertible Securities,  or (ii) the Fair Market Value per share of Common Stock  immediately prior to the time of the granting of such rights or options or such Convertible Securities, then the maximum amount of such

                                        9

Convertible Securities shall be deemed to be outstanding and to have been issued for such consideration per share.

      No further  adjustments  under  Section  6.1 shall be made upon the actual issuance of Common Stock or of Convertible  Securities  upon exercise of options or rights or upon the actual issue of Common Stock upon  conversion  or exchange of Convertible  Securities if  adjustments  pursuant to this Section 6.2(a) (1), and  Section  6.1,  have been made  previously  in  respect of the grant of such options  or  rights,  or in  respect  of  issuance  or sale of such  Convertible
Securities, except as otherwise provided in subsection (2) below.

      For purposes of this  subsection (1), the date as of which the Fair Market
Value per share of Common  Stock shall be  computed  shall be the earlier of the dates on which the Company  shall have (i) entered into a firm  contrast for the issuance  of such rights or other  options;  or (ii) issued such rights or other options.

      (2)  READJUSTMENT  OF EXERCISE  PRICE. In the event (i) the purchase price per  share  provided  for in any  rights,  options,  or  Convertible  Securities referred to in subsection  (1) above,  (ii) the number of shares of  Convertible
Securities  that would be delivered  under such rights,  options or  Convertible
Securities; (iii) the additional consideration, if any, payable upon exercise of such  rights or  options  or the  conversion  or  exchange  of such  Convertible
Securities,  or (iv) the rate at which  any  Convertible  Securities  above  are convertible  into or exchangeable  for Common Stock, in any case,  shall change, the`  Exercise  Price in effect at the time of such  event  shall  forthwith  be adjusted or  readjusted  to give effect to the  Exercise  Price which would have been in effect at such time had such rights,  options or Convertible  Securities
still  outstanding   provided  for  such  changed  purchase  price,   additional
consideration  or  conversion  rate,  as the case may be, at the time  initially granted, issued or sold.

      On the  expiration  of any such  option  or right  not  exercised,  or the termination  of any such  unexercised  right to convert or exchange  Convertible
Securities,  the  Exercise  Price then in effect  hereunder  shall  forthwith be increased to the  Exercise  Price which would have been in effect at the time of such  expiration or termination had such right,  option or convertible  Security never been issued,  and the Common Stock issuable  thereunder shall no longer be deemed to be outstanding.

      No  readjustment  of the Exercise  Price  pursuant to this  subsection (2)
shall have the effect of increasing the Exercise Price by an amount in excess of the  adjustment  initially  made to the Exercise  Price in respect to the issue, sale,  grant or  assumption of the  applicable  options,  rights or  Convertible
Securities.

      (b)  SPLITS  AND  COMBINATIONS.  In case  the  Company  shall  at any time subdivide any of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately  reduced and,  conversely,  in case the outstanding shares of
Common Stock of the Company shall be combined  into a smaller  number of shares, the Exercise  Price in effect  immediately  prior to such  combination  shall be proportionately increased.

                                       10

      (c)  REORGANIZATION,  RECLASSIFICATION,  RECAPITALIZATION,  CONSOLIDATION,
MERGER OR SALE. In the case of any capital reorganization or reclassification or recapitalization  of the Capital Stock of the Company  (other than that referred to in  Section  6.2(b)),  or in the case of the  consolidation  or merger of the
Company with or into another corporation, or in the case of the sale or transfer of all or substantially all of the property of the Company, upon the exercise of this Warrant or any portion  thereof (in lieu of or in addition to the number of shares of Common Stock  theretofore  deliverable,  as appropriate) the amount of stock,  Other Securities,  cash, or property which the Warrantholder  would have received had it exercised this Warrant or such portion thereof immediately prior to such  reorganization,  recapitalization or reclassification of Capital Stock, consolidation merger, or sale, shall be delivered to the Warrantholder,  and the aggregate Exercise Price shall remain unchanged.

      Prior  to  and  as a  condition  of the  consummation  of any  transaction described in the preceding sentence,  the Company shall make equitable,  written adjustments  in the  application of the provisions set forth herein with respect to the rights and  interests of the  Warrantholder  so that the  provisions  set forth herein shall thereafter be applicable,  in a manner as similar as possible to the methods used herein,  to any share of stock or other  Securities or other property thereafter deliverable upon exercise of this Warrant, which adjustments are satisfactory to the Warrantholder.  Any such adjustment shall be made by and set forth in a  supplemental  agreement  between the  Company and the  successor entity,  which  agreement  shall bind such entity,  shall be  accompanied  by an opinion of  counsel as to the  enforceability  of such  agreement,  and shall be approved by the Warrantholder.

      (d) PURCHASE OF COMMON  STOCK BY THE  COMPANY.  If the Company at any time while  this  Warrant is  outstanding  shall  directly  or  indirectly  through a
Subsidiary or  otherwise,  purchase,  redeem or otherwise  acquire any shares of
Common  Stock at a price per share  greater  than the Fair Market  Value then in effect,  then  the  Exercise  Price  upon  each  such  purchase,  redemption  or acquisition  shall be  adjusted to that price  determined  by  multiplying  such
Exercise Price by a fraction,  (i) the numerator of which shall be the number of
shares  of  Common  Stock  outstanding   immediately  prior  to  such  purchase,
redemption or  acquisition  minus the number of shares of Common Stock which the aggregate  consideration  for the total  number  of  shares  of Common  Stock so purchased,  redeemed or acquired would purchase at the Fair Market Value then in effect;  and (ii) the  denominator  of which  shall be the  number  of shares of
Common  Stock  outstanding  immediately  after  such  purchase,   redemption  or
acquisition.  For the purposes of this Section 6.2(d),  the date as of which the
Fair  Market  Value  shall be  computed  shall be the date of  actual  purchase, redemption or acquisition of such Common Stock. For the purposes of this Section
6.2(d) a purchase,  redemption or acquisition of a Convertible Security shall be deemed to be a purchase of the  underlying  Common  Stock,  and the  computation herein  required shall be made on the basis of the full exercise,  conversion or exchange of such  Convertible  Security on the date as of which such computation is  required  hereby to be made,  whether or not such  Convertible  Security  is actually exercisable, convertible or exchangeable on such date.

      (e) OTHER DILUTIVE  EVENTS.  In case any event shall occur as to which the other  provisions of this Section 6 are not applicable  strictly,  (e.g. a rights

                                       11

offering by a Subsidiary or parent of the Company) but with respect to which the failure to make any  adjustment  would not protect  fairly the  purchase  rights represented  by this  Warrant  in  accordance  with  the  essential  intent  and principles  hereof then, in each such case, if requested by the Warrantholder in writing following the inability of the Company and the Warrantholder to agree on
an  appropriate  adjustment,   a  fine  of  independent  public  accountants  of
recognized  national  standing,  shall be selected and paid in  accordance  with
Section 6.6(a), which shall give their opinion upon the adjustment, if any, on a basis  consistent with the essential  intent and principles  established in this
Section  6,  necessary  to  preserve,  without  dilution,  the  purchase  rights represented  by the  Warrant.  Upon  receipt of such  opinion,  the Company will promptly  mail a copy  thereof to the holder of this  Warrant and shall make the adjustments described therein.

      (f)  DETERMINATION OF  CONSIDERATION.  For purposes of this Section 6, the consideration,  received by the Company for the issue, sale, grant or assumption of additional shares of Common Stock, rights, options or Convertible Securities, irrespective of the accounting treatment of such consideration,  shall be valued as follows:

      (1) CASH PAYMENT.  In case of cash, the net amount received by the Company after  deduction of any accrued  interest,  dividends,  or any expenses  paid or incurred or any  underwriting  commissions or concessions paid or allowed by the
Company;

      (2)  SECURITIES  OR OTHER  PROPERTY.  In the case of  Securities  or other property,  as of the date  immediately  preceding  such  issue,  sale,  grant or assumption, the Fair Value thereof;

      (3) ALLOCATION  RELATED TO COMMON STOCK. In the event additional shares of
Common Stock are issued or sold together with Other  Securities or the assets of the Company for a consideration  which covers both, the  consideration  received
(computed  as  provided  in (1)  and  (2)  above)  shall  be  allocable  to such additional  shares of Common Stock as  determined  in good faith by the Board of
Directors of the Company (except as otherwise provided in (4) below);

      (4)  ALLOCATION   RELATED  TO  OPTIONS.   Other  Rights  and   Convertible
Securities.  In case any options or the rights to purchase  any shares of Common
Stock or  Convertible  Securities  shall be issued or sold  together  with other
Securities  or other  assets of the  Company,  in one  transaction  such that no specific  consideration  is  allocated  to the rights or options,  such  rights, options or  Convertible  Securities  shall be deemed to have been issued without consideration;

      (5)  DIVIDENDS IN SECURITIES. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable,  in either
case,  in  Common  Stock  or  Convertible  Securities,   such  Common  Stock  or
Convertible Securities, as the case may be, issuable in payment of such dividend
or   distribution   shall  be  deemed  to  have  been  issued  or  sold  without consideration;

                                       12

      (6) WARRANTS.  OPTIONS. OTHER RIGHTS AND CONVERTIBLE SECURITIES. The price per share for which  shares of Common  Stock are  issuable  upon the exercise of rights or options to purchase any shares of Common Stock or upon  conversion  or exchange of Convertible  Securities  shall be determined by dividing (1) the sum of (x) the total  amount,  if any,  received  or  receivable  by the  Company as consideration for the granting of such rights or options or the issuance of such
Convertible  Securities,  plus (y) the minimum  aggregate  amount of  additional consideration  payable  to the  Company  upon the  exercise  of such  rights  or options, or, in the case of such Convertible  Securities,  the minimum aggregate amount of  additional  consideration,  if any,  payable upon the  conversion  or exchange thereof,  in each case after deducting any accrued interest,  dividends or any expenses paid or incurred or any underwriting  commissions or concessions paid or allowed by the Company  by; (ii) the maximum  number of shares of Common
Stock  issuable  upon  the  exercise  of such  rights  or  options  or upon  the conversion or exchange of all such Convertible Securities; and

      (7) MERGER  CONSOLIDATION OR SALE OF ASSETS.  In case any shares of Common
Stock or Convertible Securities or any rights or options to purchase such Common
Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving  corporation,  the amount of consideration  therefor shall be deemed to be the Fair Value of such portions of the assets and business of the acquired  corporation  as shall be attributed (in the determination of Fair Value) to such Common Stock,  Convertible  Securities, rights  or  options,  as the  case  may  be.  In the  event  of  any  merger  or consolidation  of  the  Company  in  which  the  Company  is not  the  surviving corporation  or in the  event  of any  sale of all or  substantially  all of the assets of the  Company for stock or other  Securities  of any  corporation,  the
Company  shall be deemed to have  issued a number of shares of its Common  Stock for stock or  Securities of the other  corporation  computed on the basis of the actual  exchange  ratio  on  which  the  transaction  was  predicated  and for a consideration  equal to the Fair Value on the date of such  transaction  of such stock of  Securities  of the  other  corporation,  and if any  such  calculation results in adjustment of the Exercise Price, the determination of the number of shares of Common Stock issuable upon exercise of this Warrant  immediately prior to such merger,  consolidation  or sale,  for the purposes of subsection  (c) of this Section 6.2,  shall be made after giving  effect to such  adjustment of the
Exercise Price.

      (g) RECORD DATE. In case the Company shall take a record of the holders of the Common  Stock for the  purpose of  entitling  them to receive a dividend  or other distribution payable in Common Stock or Convertible  Securities,  then all references  in this  Section 6 to the date of the issue or sale of the shares of
Common Stock  deemed to be issued or sold  pursuant to the  declaration  of such dividend or making of such other  distribution or to the date of the granting of such right of subscription  or purchase,  as the case may be, shall be deemed to be references to such record date.

      (h) SHARES OUTSTANDING.  The number of shares of Common Stock deemed to be outstanding  at any given time shall not include:  (i) shares of Common Stock in the treasury of the Company or any  subsidiary;  and (ii) the Warrant shares not purchased, but shall include (x) all shares of Common Stock ultimately issuable

                                       13

pursuant to convertible Securities of the Company then outstanding. (y) the number of shares of Common Stock issuable upon the exercise of outstanding options and warrants, and (z) any other class of Common Stock hereafter issued by the Company.

      (i) MAXIMUM  EXERCISE PRICE. At no time shall the Exercise Price per share of Common Stock issuable upon exercise of this Warrant exceed the Exercise Price specified on the cover of this Warrant  except as provided in subsection  (b) or
(c) of this Section 6.2.

      (j} APPLICATION.  Except as otherwise  provided herein,  all subsections of this Section 6.2 are  intended to operate  independently  of one another.  If an event occurs that  requires the  application  of more than one  subsection,  all applicable subsections shall be given independent effect.

      6.3 DILUTION IN CASE OF DISTRIBUTION OF INDEBTEDNESS, DIVIDENDS OR ASSETS.
In the event the  Company  shall fix a record  date for making to all holders of its Common  Stock a  distribution  of evidence of its  indebtedness,  Securities
(other  than  shares of Common  Stock)  whether  issued by the  Company  or not,
property,   rights,   assets   (including  all  cash  dividends  or  other  cash
distributions  whether  payable  out  of  earnings  or out  of  surplus  legally available for dividends under the laws of the jurisdiction governing the Company or  otherwise),  or any other thing of value,  then the  Warrantholder  shall be entitled to receive,  subject to applicable  law, upon exercise of this Warrant, that portion of such  distribution  to which it would have been entitled had the
Warrantholder  exercised  its  Warrant  immediately  prior  to the  date of such distribution.  At the time it fixes the record date for such  distribution,  the
Company  shall  allocate  sufficient  reserves  to ensure  the  timely  and full performance of the provisions of this Section 6.3.

      6.4 RIGHTS OFFERING.  In the event the Company shall effect an offering of
Common  Stock  pro rata  among  its  stockholders,  the  Warrantholder  shall be entitled,  subject to applicable  law, to elect to participate in each and every such offering;  provided,  however,  that the Warrantholder  shall exercise this
Warrant as a condition  precedent to its participation in such offering.  In the event  that  such  offering  is  applicable  by its terms  solely to  accredited investors,  the Warrantholder shall be an accredited investor. The Company shall promptly  (but in any case no later  than ten (10)  Business  Days prior to such rights  offering) mail by first class,  postage prepaid,  to the  Warrantholder, notice that such rights  offering will take place.  The  Warrantholder's  rights under this Section 6.4 shall survive the exercise of this Warrant.

      6.5 NO ADJUSTMENTS  UNDER CERTAIN  CIRCUMSTANCES.  Anything  herein to the contrary  notwithstanding,  the  Company  shall  not be  required  to  make  any adjustment of the Exercise Price in case of:

      (a) the  issuance of shares of Common  Stock upon the exercise in whole or part of any of this Warrant or any other warrants issued on or prior to the date hereof;

      (b) the issuance of shares of Common Stock  pursuant to a rights  offering in which the holder hereof elects to participate under the provisions of Section
6.4.

                                       14

      6.6   NOTICES OF ADJUSTMENTS AND OF EXTRAORDINARY CORPORATE EVENTS.

      (a) ADJUSTMENTS TO EXERCISE PRICE.  Whenever the Exercise Price or Warrant
Share Number shall be adjusted pursuant to Section 6 (each an "adjustment"), the
Company  shall  cause its Chief  Financial  Officer  to  prepare  and  execute a certificate  setting  forth,  in  reasonable  detail,  the event  requiring  the adjustment,  the amount of the  adjustment,  the method by which such adjustment was calculated (including a description of the basis on which the board made any determination hereunder),  and the Exercise Price and Warrant Share number after giving effect to such adjustment,  and shall cause copies of such certificate to be delivered to the  Warrantholder  promptly after each adjustment.  Any dispute between the Company and the Warrantholder  with respect to the matters set forth in such  certificate  may at the option of the  Warrantholder  be submitted to a firm of independent public accountants of recognized  national standing selected by the  Warrantholder,  provided that the Company shall have ten (10) days after receipt  of notice  from such  Warrantholder  of its  selection  of such firm to object thereto,  in which case such Warrantholder shall select another such firm and the Company shall have no such right of objection.  The firm selected by the
Warrantholder  as provided in the  preceding  sentence  shall be  instructed  to deliver  a  written  opinion  as  to  such  matters  to  the  Company  and  such
Warrantholder  within thirty days after  submission to it of such dispute.  Such opinion shall be final and binding on the parties hereto.  The fees and expenses of  such  accounting  firm  shall  be  paid  equally  by  the  Company  and  the
Warrantholder,  unless such  accounting  firm is the Company's  regular  outside auditors, in which case the Company shall pay all such fees and expenses.

      (b)  EXTRAORDINARY  CORPORATE  EVENTS.  In case the Company after the date hereof shall propose to (i)  distribute  any dividend  (whether stock or cash or otherwise)  to the  holders  of  shares  of  Common  Stock or to make any  other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common  Stock rights to  subscribe  for or purchase any  additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification  of the Common Stock (other than a  reclassification  involving merely the  subdivision or  combination of outstanding  shares of Common Stock), any capital reorganization,  any consolidation or merger (other than a merger in which no  distribution  of Securities or other property is to be made to holders of shares of Common Stock),  any sale,  transfer or other  disposition of all or substantially  all of its  property,  assets and business,  or the  liquidation, dissolution  or winding up of the Company,  then, in each such case, the Company shall mail to each  Warrantholder  notice of such proposed action,  which notice shall specify the date on which (a) the books of the Company shall close, or (b)
a record shall be taken for  determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or
(c)  such  reclassification,   reorganization,   consolidation,   merger,  sale,
transfer, other disposition,  liquidation,  dissolution or winding up shall take place or commence,  as the case may be, and the date,  if any, as to which it is expected  that  holders of record or Common  Stock  shall be entitled to receive
Securities or other property  deliverable upon such action. Such notice shall be mailed in the case of any  action  covered  by clause (1) or (ii) above at least ten (10) days prior to the record date for  determining  holders of Common Stock for  purposes of receiving  such payment or offer,  or in the case of any action covered by clause  (iii) above at least  thirty (30) days prior to the date upon which such action takes place and twenty (20) days prior to any record date to

                                       15

determine  holders of Common Stock entitled to receive such  Securities or other property.

      (c) EFFECT OF  FAILURE.  Failure to file any  certificate  or notice or to mail any notice,  or any defect in any  certificate  or notice  pursuant to this
Section 6.6 shall not affect the legality or validity of the  adjustment  of the
Exercise Price, the number of shares  purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

      7. REGISTRATION  RIGHTS AND CO-SALE AGREEMENT.  The Warrantholder shall be entitled,  with respect to (i) its Warrant Shares and other Securities issued or issuable  upon  exercise  of this  Warrant  and (ii) any  Securities  issued  or issuable  with  respect to any Common Stock or other  Securities  referred to in subdivision  by way of stock  dividend  or stock split or in  connection  with a combination or other reorganization or otherwise, to the rights set forth in the
Registration Rights Agreement and Co-Sale Agreement.  The Warrantholder's rights pursuant to the Registration Rights Agreement and the Co-Sale Agreement shall be automatically  assigned to  transferees  or  assignees  of this  Warrant or such securities, in accordance with the terms thereof.

      8.  AMENDMENTS.  Any  provision  of this Warrant  (including  registration rights to which the  Warrantholder  is  entitled  pursuant  to Section 7) may be amended and the  observance  thereof  may be waived  (either  generally  or in a particular  instance and either  retroactively or prospectively),  only with the written  consent of the  Company and the  Warrantholders  who hold a majority in interest of the Warrant  Shares.  Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Warrantholder and the Company.

      9.  EXPIRATION  OF THIS  WARRANT.  Except  with  respect to Section 7, the obligations  of the Company  pursuant to this  Warrant  shall  terminate  on the
Expiration Date.

      10. DEFINITIONS.

      As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

      AFFILIATE:  of any  person  or entity  means  any  other  person or entity directly or  indirectly  controlling,  controlled by or under direct or indirect common control with such person or entity.  For the purposes of this  definition
"control",  when used with  respect to any person or entity,  means the power to direct or cause the  direction of the  management  or policies of such person or entity,  directly  or  indirectly,  whether  through  the  ownership  of  voting
Securities.   by  contract  or  otherwise;   and  the  terms  "controlling"  and
"controlled" have meanings correlative to the foregoing.

      ASSIGNMENT  FORM: an Assignment Form is the form annexed hereto as Exhibit
B.

      BOOK VALUE: per share of Common Stock as of any date herein shall mean the
Consolidated  Net  Worth of the  Company  and its  Subsidiaries  as of such date divided by the number of shares of Common Stock outstanding as of such date.

                                       16

      BUSINESS  DAY:  any day other  than a  Saturday,  Sunday or a day on which national banks are authorized by law to close in the City of New York,  State of
New York.

      CAPITAL  STOCK:  any and all shares,  interests,  participations  or other equivalents of or interests in (however designated) corporate stock,  including, without limitation, shares of common and preferred stock.

      COMMON STOCK: the meaning specified on the cover of this Warrant.

      COMPANY: the ntaning specified on the cover of this Warrant.

      CONSOLIDATED  NET  WORTH:  as of any  date  herein  specified,  the  total consolidated  assets  of the  Company  and  its  Subsidiaries  minus  the  total consolidated  liabilities of the Company and its Subsidiaries  (exclusive of any liabilities  associated  with this Warrant),  shareholder  loans and advances to affiliates, as determined from the consolidated balance sheet of the Company and its Subsidiaries from the most recent fiscal quarter, which consolidated balance sheet  shall be  prepared  in  accordance  with  generally  accepted  accounting principles,  consistently  applied,  shall be in reasonable detail, and shall be certified as complete and correct by the chief financial officer of the Company.

      CO-SALE   AGREEMENT:   the  Co-Sale  Agreement  among  the  Company,   its
stockholders  who are  parties  thereto  and the  Warrantholder,  dated the date hereof, in the form annexed hereto as Exhibit D.

      CONVERTIBLE SECURITIES: evidences of indebtedness shares of stock or other
Securities  which are  convertible  into or  exchangeable  for,  with or without payment of additional  consideration,  .additional  shares of Common  Stock,  or other  Securities  which are convertible  into or exchangeable for Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

      EXERCISE FORM: an Exercise Form in the form annexed hereto as Exhibit A.

      EXERCISE PRICE: the meaning specified on the cover of this Warrant.

      EXPIRATION DATE: the meaning specified on the cover of this Warrant.

      FAIR MARKET VALUE: the meaning specified in Section 1.2(c),

      FAIR VALUE:  as reasonably  calculated by the Company's Board of Directors or a duly appointed committee of the Board; provided, however, that any Director or committee  member who acquires the Company's  Common Stock in the transaction

                                       17

requiring  the   calculation  of  Fair  Value  shall  not  participate  in  such
calculation  or  approval  without  the  consent  of  the  Warrantholder.   Upon
determination  of Fair Value,  the Board of Directors  (or committee as the case may be) shall provide the  Warrantholder  with written  notice of the Fair Value along with reasonable documentation supporting such calculation.

      LOAN  FACILITY:  the  $3,000,000  demand  loan  facility  extended  by the
Warrantholder to the Company dated April 15, 1998.

      OTHER  SECURITIES:  any stock and other  Securities of the Company  (other than  Common  Stock)  or  Convertible  Securities  or any  options  or rights to purchase Common Stock or convertible Securities.

      REGISTRATION RIGHTS AGREEMENT:  the Registration  Rights Agreement,  dated the date hereof,  between the Company and the  Warrantholder,  providing for the registration of the Warrant Shares, in the form annexed hereto as Exhibit C.

      SEC: the Securities and Exchange Commission or any other Federal agency at the time  administering  the Securities  Act or the  Securities  Exchange Act of
1934, as amended, whichever is the relevant statute for the particular purpose.

      SECURITIES:  any debt or equity securities of the Company,  whether now or hereafter  authorized,  any  instrument  convertible  into or  exchangeable  for
Securities  or a security and any option,  warrant or other right to purchase or acquire any Security.

      SECURITIES ACT: the meaning specified on the cover of this Warrant, or any successor  Federal statute,  and the rules and regulations of the Securities and
Exchange Commission thereunder,  all as the same shall be in effect at the time.
Reference  to a  particular  section  of the  Securities  Act,  shall  include a reference  to the  comparable  section,  if any, of any such  successor  Federal statute.

      SUBSIDIARY:  any corporation, association or other business  organization
(a) more than 50% (by number of votes) owned by the Company or by one or more of its  Subsidiaries,  or any other business  entity in which the Company or one or more of its Subsidiaries  owns more than a 50% interest in either the capital or profits of such business  entity,  or (b) whose net earnings or portions thereof are  consolidated  with the net  earnings of the Company and are recorded in the books of the  Company  for  financial  reporting  purposes  in  accordance  with generally accepted accounting principles.

      WARRANT:  this  Warrant  and any other  warrants  of like tenor  issued in substitution  or exchange  thereof  pursuant to the terms of this Warrant or any other Warrant.

      WARRANTHOLDER: the meaning specified on the cover of this Warrant.

      WARRANT SHARES: the meaning specified on the cover of this Warrant. 18

                                       18

      11. MISCELLANEOUS.

      11.1 ENTIRE AGREEMENT.  This Warrant. except as to registration rights and co-sale rights in respect of the Warrantholder's Warrant Shares, constitutes the entire agreement between the Company and the Warrantholder  with respect to this
Warrant.

      11.2 BINDING EFFECTS: Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives,  successors and assigns.  Nothing in this Warrant, expressed  or implied,  is intended to or shall  confer on any person other than
the  Company  and  the   Warrantholder,   or  their  respective   heirs,   legal
representative,  successors , assigns,  any rights,  remedies,  obligations or liabilities under or by reason of this Warrant.

      11.3 SECTION AND OTHER HEADINGS.  The section and other headings contained in this Warrant are for reference  purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

      11.4  PRONOUNS.  All  pronouns  and any  variations  thereof  refer to the masculine, feminine or neuter, singular or plural, as the context may require.

      11.5 FURTHER  ASSURANCES.  Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such
other   certificates,   instruments   and   documents  as  the  Company  or  the
Warrantholder  may,  at any time and from time to time,  reasonably  request  in connection with the performance of any of the provisions of this Warrant.

      11.6 NOTICES: All notices and other  communications  required or permitted to be given under this Warrant shall be in writing and shall be by regular mail, commercial  overnight courier service,  personal delivery or telecopier,  to the parties hereto at the following  addresses or to such other address as any party subsequently gives to the other party:

                  (a)   if to the Company. addressed to:

                        Marco  Hi-Tech J.V. Ltd.
                        350 Fifth Avenue
                        Suite 6523
                        New York, New York 10118

                        ATTENTION: Alan Kestenbaum, Vice President

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                  (b)   if to the Warrantholder, addressed to:

                        Brown Brothers Harriman & Co.
                        59 Wall Street
                        New York, New York 10005

                        ATTENTION: Chief Credit Officer

      Except as otherwise  provided herein,  all such notices and communications shall be  deemed  to have  been  duly  given on the  second  business  day after postmarking,  if  delivered  by regular  mail;  upon  receipt,  if  delivered by commercial  overnight courier service;  upon receipt if personally delivered and when receipt is acknowledged, if telecopied.

      11.7 SEVERABILITY.  Any term or provision of this Warrant which is invalid or  unenforceable  in  any  jurisdiction  shall,  as to  such  jurisdiction,  be ineffective  to the  extent  of  such  invalidity  or  unenforceability  without rendering invalid or unenforceable the terms and provisions.  of this Warrant or affecting  the validity or  enforceability  of any of the terms or provisions of this Warrant in any other jurisdiction.

      11.8 GOVERNING  LAW. THIS AGREEMENT  SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE  WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY
CHOICE OR CONFLICT OF LAWS PROVISIONS).

      11.9  CONSENT  TO   JURISDICTION.   THE  COMPANY  AND  THE  HOLDER  HEREBY
IRREVOCABLY  AND  UNCONDITIONALLY  SUBMIT TO THE EXCLUSIVE  JURISDICTION  OF THE
FEDERAL  AND STATE  COURTS  IN NEW YORK FOR  PURPOSES  OF ALL LEGAL  PROCEEDINGS
ARISING OUT OF OR RELATING TO THIS  AGREEMENT OR THE  TRANSACTIONS  CONTEMPLATED
HEREBY,  AND EACH OF THE COMPANY AND THE HOLDER AGREES NOT TO COMMENCE ANY LEGAL
PROCEEDING  RELATED  THERETO EXCEPT IN SUCH COURTS.  EACH OF THE COMPANY AND THE
HOLDERS  IRREVOCABLY  WAIVES,  TO THE  FULLEST  EXTENT  PERMITTED  BY  LAW,  ANY
OBJECTION  WHICH IT MAY NOW OR HEREAFTER  HAVE TO THE LAYING OF THE VENUE OF ANY
SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      11.10 WAIVER OF JURY TRIAL.  THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL
BY JURY IN ANY ACTION TO ENFORCE, OR CONTROVERSY ARISING UNDER, THIS AGREEMENT.

      11.11  REMEDIES.  The Company  stipulates  that the remedies at law of the
Warranthoder  in the event of any default or  threatened  default or threatened

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default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law,  such terms may be  specifically  enforced by a decree for the specific  performance  of any  agreement  contained  herein or by an  injunction against a violation of any of the terms hereof or otherwise.

      11.12 NO RIGHTS OR LIABILITIES AS STOCKHOLDER.  Nothing  contained in this
Warrant shall be determined as conferring upon the  Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any Securities  whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

      IN WITNESS  WHEREOF,  the Company has caused this  Warrant to be signed by its duly authorized officer.

                                         MARCO HI-TECH J.V. LTD.

                                         By:/s/ Ruben Seitzer
                                            ---------------------------
                                         Name:  Ruben Seitzer
                                         Title: President

Dated: As of July 1, 1999

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